UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 10, 2003

H&R BLOCK, INC.
(Exact name of registrant as specified in charter; Issuer of the securities held pursuant to the H&R Block, Inc. 2000 Employee Stock Purchase Plan)

Missouri	1-6089	44-0607856
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4400 Main Street, Kansas City, MO	64111
(Address of Principal Executive Offices)	(Zip Code)
(816) 753-6900
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

(a) Previous Independent Accountants

On July 10, 2003, PricewaterhouseCoopers LLP (“PwC”) resigned as the independent accountants for the H&R Block, Inc. 2000 Employee Stock Purchase Plan (the “Plan”).

The reports of PwC on the financial statements for the fiscal years ended June 30, 2001 and June 30, 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits for the fiscal years ended June 30, 2001 and June 30, 2002 and through July 10, 2003, the date of this Form 8-K, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such years.

During the fiscal years ended June 30, 2001 and June 30, 2002 and through July 10, 2003, the date of this Form 8-K, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). The Plan has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter dated July 14, 2003, is attached hereto as Exhibit 16.1 to this Form 8-K.

(b) New Independent Accountants

On July 10, 2003, at the direction of the H&R Block, Inc. Board of Directors, the Plan appointed and engaged KPMG, LLP as its independent accountant for the fiscal year ended June 30, 2003. During the Plan’s two most recent fiscal years and the interim period through July 10, 2003, neither the Plan nor any one acting on its behalf consulted with KPMG, LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements or (ii) any matter that was either the subject of a disagreement or reportable event, as those terms are defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(c)     Exhibits. The following exhibit is filed with this report:

Exhibit 16.1 — Letter from PwC to the Securities and Exchange Commission dated July 14, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN BY: /S/ James H. Ingraham —————————————— James H. Ingraham Senior Vice President and General Counsel H&R Block, Inc.

Date: July 14, 2003

EXHIBIT INDEX

Exhibit 16.1 Letter from PwC to the Securities and Exchange Commission dated July 14, 2003.